Exhibit 99.28(h)(2)

AMENDMENT

TO

ADMINISTRATIVE AGENCY AGREEMENT

THIS AMENDMENT TO ADMINISTRATIVE AGENCY AGREEMENT (this “Amendment”) is made as of April 2, 2026 by and between BROWN BROTHERS HARRIMAN & CO., a limited partnership organized under the laws of the State of New York (“BBH&Co.” and the “Accounting Agent”) and INVESTMENT MANAGERS SERIES TRUST III, a Delaware statutory trust (the “Fund” on behalf of its Portfolios listed on Exhibit A to the Agreement (as defined below)), and each wholly owned subsidiary of a respective Portfolio organized as a limited company under the laws of the Cayman Islands identified on Exhibit A attached hereto (each, a “CFC”). Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Accounting Agent and the Fund entered into an Administrative Agency Agreement, dated as of April 5, 2024 (as amended, modified and/or supplemented to date, the “Agreement;” all capitalized terms used but not defined herein shall have the meanings set forth in the Agreement);

WHEREAS, each CFC is a “controlled foreign corporation” as defined in Internal Revenue Code 26 USCA Section 957 and a wholly owned subsidiary of a Portfolio of the Fund; and

WHEREAS, each CFC wishes to employ BBH&Co. to act as accounting agent for such CFC and to provide related services, all as provided the terms of the Agreement as amended hereby, and BBH&Co. is willing to accept such employment, subject to the terms and conditions set forth herein and therein, and the Fund is willing to agree to amend the Agreement to add each CFC as a party thereto so as to establish an agreement between such CFC and BBH&Co.;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Fund, each CFC and the Administrative Agent hereby agree, as follows:

1.	The Agreement is hereby amended as follows:

a.	The defined term “Fund” under the Agreement shall be modified and amended to mean (i) the Fund acting on behalf of each of its series/Portfolios listed on Exhibit A to the Agreement (each, a “Fund”) and (ii) each wholly owned subsidiary of the Fund or Portfolio identified on Exhibit A to the Agreement (each, a “CFC”). With respect to any Portfolio for which a CFC is now or hereafter added, the liabilities of the Portfolio and such CFC shall be joint and several.

b.	Mast HedgeIndex Managed Futures Strategy ETF, Ltd. and Mast HedgeIndex Strategic Commodities ETF, Ltd. shall be added to the Agreement as new CFCs (as defined in the Agreement as modified hereby) and hereafter shall be included in any reference to “Fund” in the Agreement.

c.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto, which has been updated to include each of (i) Mast HedgeIndex Corporate Arbitrage ETF, Mast HedgeIndex Managed Futures Strategy ETF, Mast HedgeIndex Adaptive Equities ETF, Mast HedgeIndex Strategic Commodities ETF, and (ii) Mast HedgeIndex Managed Futures Strategy ETF, Ltd. and Mast HedgeIndex Strategic Commodities ETF, Ltd.

2.	The Fund, each CFC and BBH&Co. each acknowledges, agrees and confirms that, by the execution of this Amendment, such CFC shall be deemed to be a party to the Agreement, creating a separate Agreement between each CFC and BBH&Co. effective as of the date hereof. Each CFC hereby makes the representations and warranties and expressly assumes, and agrees to perform and discharge, all of the obligations and liabilities of a “Fund” under the Agreement. Each CFC further represents and warrants that it is a wholly owned subsidiary of the Portfolio identified on Exhibit A to the Agreement, each a series of Investment Managers Series Trust III. The Fund and each CFC are responsible for such CFC’s compliance with all requirements of the Investment Company Act of 1940, to the extent applicable to the CFC.

3.	This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as specifically amended hereby, the Agreement remains unchanged, in full force and effect and binding on the parties in accordance with its terms. As amended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

4.	This Amendment shall be governed and construed in accordance the governing law and jurisdiction provisions of the Agreement.

5.	This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile transmission or other electronic mail transmission (e.g. “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to Agreement effective as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.	INVESTMENT MANAGERS SERIES TRUST III

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

MAST HEDGEINDEX MANAGED FUTURES STRATEGY ETF, LTD.

By:
Name:
Title:
Date:

MAST HEDGEINDEX STRATEGIC COMMODITIES ETF,

By:
Name:
Title:
Date:

EXHIBIT A

TO

ADMINISTRATIVE AGENCY AGREEMENT

(Updated as of April 2, 2026)

The following is a list of Portfolios and CFCs for which the Accounting Agent shall serve under the Administrative Agency Agreement dated as of April 5, 2024, as amended from time to time:

Investment Managers Series Trust III - List of Series/Portfolios

FPA Global Equity ETF

FPA Short Duration Government ETF

Mast HedgeIndex Corporate Arbitrage ETF

Mast HedgeIndex Managed Futures Strategy ETF

Mast HedgeIndex Adaptive Equities ETF

Mast HedgeIndex Strategic Commodities ETF

List of wholly owned subsidiaries - CFCs

CFC Fund	Investment Managers Series Trust III – Controlling Portfolio
Mast HedgeIndex Managed Futures Strategy ETF, Ltd.	Mast HedgeIndex Managed Futures Strategy ETF
Mast HedgeIndex Strategic Commodities ETF, Ltd.	Mast HedgeIndex Strategic Commodities ETF